Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01VULD 1 U PX + Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. IMPORTANT SPECIAL MEETING INFORMATION Change of Address — Please print new address below. For Against Abstain 1. Proposal to approve the issuance of common stock of Wisconsin Energy Corporation as contemplated by the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and Integrys Energy Group, Inc., dated June 22, 2014, as it may be amended from time to time. 3. Proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of common stock in proposal 1. For Against Abstain 2. Proposal to approve an amendment to Wisconsin Energy Corporation's restated articles of incorporation to change the name of Wisconsin Energy Corporation from “Wisconsin Energy Corporation” to “WEC Energy Group, Inc.” 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 2 0 5 7 2 7 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ -PRELIMINARY COPYqIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:59 p.m., Central Time, the day prior to the Special Meeting date. Vote by Internet • Go to www.envisionreports.com/WEC. • Or scan the QR code with your smartphone. • Follow the steps outlined on the secure website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. • Follow the instructions provided by the recorded message.

Special Meeting of Stockholders — XXXX, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY This PROXY is solicited by the Board of Directors for use at the Special Meeting of Stockholders on XXXX, 2014. Your shares of stock will be voted as you specify on the reverse side of this card. If no choice is specified, your PROXY will be voted “FOR” Items 1, 2 and 3, and in the discretion of the proxy holder, on any other matter which may properly come before the Special Meeting of Stockholders and all adjournments or postponements of the meeting. By signing this PROXY, you revoke all prior proxies and appoint J. Patrick Keyes and Susan H. Martin, or either of them, as proxies, with the power to appoint substitutes, to vote your shares on the matters shown below and on any other matters which may properly come before the Special Meeting of Stockholders and all adjournments or postponements of the meeting. 1. Proposal to approve the issuance of common stock of Wisconsin Energy Corporation as contemplated by the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and Integrys Energy Group, Inc., dated June 22, 2014, as it may be amended from time to time. 2. Proposal to approve an amendment to Wisconsin Energy Corporation's restated articles of incorporation to change the name of Wisconsin Energy Corporation from “Wisconsin Energy Corporation” to “WEC Energy Group, Inc.” 3. Proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of common stock in proposal 1. If you hold Wisconsin Energy Corporation common shares in Wisconsin Energy Corporation’s Stock Plus Investment Plan or the 401(k) plan under the Wisconsin Energy Corporation Trust, this proxy constitutes voting instructions for any shares so held by the undersigned. SEE REVERSE SIDE. We encourage you to vote by the Internet or by telephone. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card. If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark any voting boxes. (Continued and to be marked, dated and signed, on the other side) . Proxy — WISCONSIN ENERGY CORPORATION Special Meeting of Stockholders XXXX, 2014 Location: Public Service Building Auditorium, 231 West Michigan Street, Milwaukee, WI 53203 Parking: The Company will not be providing parking. Business Meeting: The purpose of the special meeting is to conduct a brief business meeting; therefore, no refreshments will be served, and seating is limited. As described on Page X of the proxy statement, you must pre-register to attend the special meeting and then present your government-issued photo identification at the door. -PRELIMINARY COPYqIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q